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                                    EXHIBIT 1

                                    AGREEMENT
                                       TO
                   JOINTLY FILE AMENDMENT NO. 2 TO SCHEDULE 13D

    The undersigned hereby agree to jointly prepare and file with regulatory authorities an Amendment No. 2 to Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Option Care, Inc. and hereby affirm that such Amendment No. 2 to Schedule 13D is being filed on behalf of each of the undersigned.

DATED:  November 9, 2001           EJ FINANCIAL/OCI MANAGEMENT, L.P.
        Chicago, Illinois



                                   BY: /s/ JOHN N. KAPOOR
                                       ----------------------------------
                                       JOHN N. KAPOOR
                                       Its Managing General Partner



DATED:  November 9, 2001               /s/ JOHN N. KAPOOR
        Chicago, Illinois              ----------------------------------
                                       JOHN N. KAPOOR